EXHIBIT D
                                 EnerShop, Inc.
                                 Balance Sheet
                             At September 30, 1997
                                   Unaudited
                                    (000's)


                                      ASSETS
------------------------------------------
Current Assets:
                 Accounts Receivable - Trade                       $255
                 Income Tax Receivable                              363
                 Prepaid Assets                                      19
                                                                -------
                 Total Current Assets                               637
                                                                -------

Work In Progress                                                    510

Plant, Property & Equipment:
                 Furniture & Fixtures                               125
                 Accumulated Depreciation / Amortization            (25)
                                                                -------
                 Net Plant, Property & Equipment                    100
                                                                -------

Other Assets:
                 Prepaid Benefits                                    64
                 Other Non-Current Assets                           333
                                                                -------
                 Total Other Assets:                                397
                                                                -------

TOTAL ASSETS                                                     $1,644
                                                                =======

                               LIABILITIES & EQUITY
------------------------------------------
Current Liabilities:
                 Accounts Payable - CSW                             $46
                 Accounts Payable - Trade                           113
                 Accrued Payroll & Benefits                         347
                 Accrued Interest - CSW                              21
                                                                -------
                 Total Current Liabilities                          527
                                                                -------

Note Payable - Affiliated                                         4,406

Other Deferred Credits                                               93

Equity:
                 Common Stock and Additional Paid In Capital          1
                 Retained Earnings                               (3,383)
                                                                -------
                 Total Equity                                    (3,382)
                                                                -------

TOTAL LIABILITIES & EQUITY                                       $1,644
                                                                =======